EXHIBIT 21

Subsidiaries of Security National
Financial Corporation
as of June 30, 2015

SecurityNational Mortgage Company
Security National Reverse Mortgage of Utah
Security National Capital, Inc.
Security National Life Insurance Company
Southern Security Life Insurance Company, Inc.
Trans-Western Life Insurance Company
Memorial Insurance Company of America
Dry Creek Property Development, Inc.
New York Land Holdings, Inc.
Security National Funding Company
Security National Life Scholarship Foundation, Inc.
C & J Financial, LLC
SNFC Subsidiary, LLC
American Funeral Financial, LLC
FFC Acquisition Co., LLC dba Funeral Funding Center
Mortician's Choice, LLC
Canadian Funeral Financial, LLC
Cottonwood Mortuary, Inc.
Deseret Memorial, Inc.
Holladay Cottonwood Memorial Foundation
Green Street Mortgage Services, Inc.
Select Appraisal Management, Inc.
Marketing Source Center, Inc. dba Security National Travel Services
Adobe Chapel Funeral Home, Inc.
California Memorial Estates, Inc.
Crystal Rose Funeral Home, Inc.
Greer-Wilson Funeral Home, Inc.
Holladay Memorial Park, Inc.
Memorial Estates, Inc.
Memorial Mortuary, Inc.
Paradise Chapel Funeral Home
Insuradyne Corporation
Security National Real Estate Services, Inc.